SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 19, 2000
                     ---------------------------------------

                               Mirant Corporation
             (Exact name of registrant as specified in its charter)

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          Delaware                 001-16107               58-2056305
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 (State or other jurisdiction   (Commission File   (IRS Employer Identification
         of incorporation)          Number)                  No.)


          1155 Perimeter Center West Suite 100, Atlanta, Georgia 30338
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (678) 579-5000
                          -----------------------------


                                       N/A
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         (Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

On December 19, 2000, Mirant  Corporation  formally  Southern Energy, Inc., (the
Company), through its subsidiaries and together with lessors in a leveraged lease transaction, closed the asset purchase from Potomac Electric Power Company (PEPCO) of PEPCO's generation assets in Maryland and Virginia. The net purchase price for these acquisitions was approximately $2.75 billion which includes working capital and capital expenditures of approximately $100 million and approximately $1.5 billion provided by a leveraged lease transaction. As part of the acquisition, the Company also assumed net liabilities, primarily transition power agreements and obligations under power purchase agreements, of approximately $2.4 billion.

    The acquired assets consist primarily of four generating stations:

    o the 1,412 MW coal and oil-fired Morgantown station located in Charles County, Maryland, approximately 50 miles from Washington, D.C.,

    o the 2,423 MW coal, oil and gas-fired Chalk Point station located in Prince George's County, Maryland, approximately 45 miles from Washington, D.C., including the assignment of PEPCO's rights and obligations to the 84 MW Southern Maryland Electric Cooperative, Inc. combustion turbine located at the Chalk Point station site,

    o the 837 MW coal, oil and gas-fired Dickerson station located in upper Montgomery County, Maryland, approximately 30 miles from
        Washington, D.C., and

    o the 482 MW coal-fired Potomac River station located in Alexandria, Virginia, in close proximity to Washington, D.C.

In  addition  to  the  electric   generating   stations  described  above,  the
Company, through subsidiaries, also acquired three separate coal ash storage areas, a 51.5 mile oil pipeline serving the Chalk Point and Morgantown stations, and an engineering and maintenance service facility and related assets. The Company also entered into a lease of the land on which the Potomac River station is located, power sales agreements with PEPCO under two separate transition power agreements with terms of up to four years, a local area support agreement with PEPCO requiring the Potomac River station to operate for purposes of supporting a local load pocket, a three-year operation and maintenance agreement for PEPCO's two generating stations located in the District of Columbia (Benning and Buzzard Point) and the assumption of five of PEPCO's power purchase agreements totaling 735 MW (Ohio Edison, Panda-Brandywine, Northeast Maryland Waste Disposal Authority, Prince George's County Detention Center and Gude Landfill). The Company's rights to acquire the assets were assigned to certain of the Company's subsidiaries and the Company executed and delivered to PEPCO a parent guarantee to support the obligations of subsidiaries under the project agreements. In addition, as part of the acquisition, approximately 950 PEPCO employees became employees of the Company.

The acquired assets are spread across the PJM Interconnection market, which encompasses all or a part of Pennsylvania, New Jersey, Maryland, Virginia and the District of Columbia. The PJM Interconnection market is the largest centrally-dispatched power pool in the United States. The PJM Interconnection enables participants to buy and sell energy and ancillary services, schedule bilateral transactions and reserve transmission service.

The PEPCO assets provide a range of capacity across the PJM Interconnection dispatch curve. There is approximately 2,700 MW of baseload capacity, 1,400 MW of cycling capacity, and 1,055 MW of peaking capacity. Likewise, there is a wide range of fuels consumed at the facilities, and approximately 94% of the total generating capacity can burn multiple fuels.

As part of the acquisition, the Company entered into two separate transition power agreements with PEPCO to provide energy, capacity and ancillary services to PEPCO's default retail customers. One of the transition power agreements is for service to PEPCO's default customers in Maryland and has a term through June 30, 2004. The other transition power agreement is for service to PEPCO's default customers in the District of Columbia and expires December 18, 2004. Under both transition power agreements, the Company is obligated to provide capacity and ancillary services for the entire term. The Company is also obligated under both contracts to provide 100% of the energy requirements for the first contract year and 75% of the energy requirements for the second contract year. Beginning in the second contract year, PEPCO has the option of purchasing additional energy requirements in 25% increments up to the level purchased in the prior contract year. PEPCO's current peak demand requirements for the existing retail customers are approximately 5,300 MW. With a total generation portfolio of 5,889 MW, including the power purchase agreements, these transition power agreements provide a significant portion of the Company's revenues for the first two to four years and thereby mitigate the market price volatility risk. The pricing for these services in each of the agreements is below current market prices.

Under the asset purchase and sale agreement, the Company assumed the obligations and benefits of five power purchase agreements with a total capacity of 735 MW. Three of the power purchase agreements (Ohio Edison, Panda-Brandywine and Northeast Maryland Waste Disposal Authority) represent 730 MW.

In  connection   with   the   acquisition,  the   Company  entered  into  credit
agreements with a syndicate of banks led by Credit Suisse First Boston, New York Branch, as arranger, and seven other banks that provided the following:

o two facilities to Mirant Americas Generation, Inc., the Company's wholly-owned subsidiary, totaling $1.02 billion with recourse to SE North America Generating

o one facility of $650 million to the Company with recourse to the Company

In addition, the Company entered into leveraged lease transactions that provided $1.5 billion of the purchase price at closing. Equity funding by third party owner lessors provided approximately $299 million. The issuance and sale of three series of certificates pursuant to a 144A offering raised the remaining $1.22 billion of lease debt. Under the leveraged lease financing arrangements, the owner lessors acquired the Dickerson and Morgantown baseload facilities and leased these facilities to a subsidiary of the Company under long term lease agreements. The leases will be treated as operating leases for book purposes whereby one of the Company's subsidiaries will record periodic lease rental expenses.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial Statements of the businesses acquired.   N/A

(b)   Pro forma financial information.

The following unaudited pro forma condensed consolidated balance sheet and consolidated statements of income are presented to give effect to the acquisition by Mirant, through its subsidiaries and together with lessors in a leveraged lease transaction, of PEPCO's generation assets in Maryland and Virginia.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 included herein assumes that the acquisition of PEPCO's generation assets in Maryland and Virginia was consummated on September 30, 2000. The unaudited pro forma consolidated statements of income for the nine months ended September 30, 2000 and the year ended December 31, 1999 give effect to the acquisition of PEPCO's generation assets as if the transaction had been consummated on January 1, 1999. PEPCO's operating results included in the pro forma statements of income for the nine months ended September 30, 2000 and the year ended December 31, 1999 are for the periods January 1, 2000 through September 30, 2000 and January 1, 1999 through December 31, 1999, respectively. The unaudited pro forma condensed consolidated balance sheet and consolidated statements of income are based upon preliminary fair value allocations related to the purchase of PEPCO's generation assets. Historically, PEPCO did not operate its generating assets collectively as a stand alone business and did not operate the Maryland or Virginia plants as separate reporting entities; therefore, the purchased assets do not have historical financial statements. Rather, as is often the case with fully integrated U.S. electric utilities, PEPCO accounted for all of its revenue and a significant portion of its expenses on a bundled basis (that is, including all of the functions of a vertically integrated electric utility). Accordingly, PEPCO management has created carve-out income statements (which include substantial allocations, many of which were subjective and material) of the purchased generating assets. While significant expense allocations have been made utilizing methods traditionally acceptable in carve-out financial statements, the revenue allocation methodology applied was subjective as it is not possible to specifically identify and distribute PEPCO's bundled revenues among its generation, transmission, distribution and customer support operations.

Mirant has included these financial statements prepared by PEPCO's management in the Company's unaudited pro forma consolidated statements of income for the nine months ended September 30, 2000 and the year ended December 31, 1999. As part of these pro forma financial statements, Mirant has provided detailed disclosure of the direct and allocated expenses associated to the generating assets acquired, as well as allocated revenues and detailed disclosure of the nature of the allocation methods used. Due to this, the stand alone statements of income for the PEPCO generation assets cannot be opined on by independent accountants as being prepared under accounting principles generally accepted in the U.S. and can not be audited under generally accepted auditing standards in the U.S.

The purchase price allocations are subject to revision after more detailed analyses, appraisals and evaluations are completed. The pro forma information is presented for illustrative purposes only and is not indicative of the operating results that would have occurred if the PEPCO acquisition had been consummated at the beginning of the period specified, nor is it indicative of future operating results. The unaudited pro forma financial statements and notes thereto included herein should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (filed on November 14, 2000) which, is incorporated herein by reference. Reference is also made to the section entitled "Report of Independent Accountants and Financial Statements of "Southern Energy, Inc and Subsidiaries" (pages F-16 to F-65) in the prospectus filed on Form S-1 (Registration No. 333-35390), by Southern Energy, Inc., with the SEC on September 27, 2000.


                                                    Mirant Corporation
                                Unaudited Pro Forma Consolidated Statement of Income (A)
                                        For the Nine Months Ended September 30, 2000
                                                      (in millions)

                                                                       Carve-out
                                                Historical       PEPCO                             Mirant
                                                  Mirant       Generating         Pro Forma      Corporation
                                                Corporation      Assets          Adjustments      Pro Forma
                                             --------------------------------------------------------------

Operating Revenues                                 $5,473        $1,015  (B)                        $6,488
Operating Expenses:
Cost of fuel, electricity and other products        3,965           625  (C)                         4,590
Maintenance                                           104            78  (D)                           182
Depreciation and amortization                         244            48  (E)            16  (F)        308
Selling, general, and administrative                  438            14  (G)                           452
Other                                                 194            71  (I)           132  (H)        397
                                             ------------   -----------       ------------       ---------
     Total operating expenses                       4,945           836                              5,929
                                             ------------   -----------       ------------       ---------
Operating Income                                      528           179                                559
Other Income (Expense):
Interest income                                       123             -                                123
Interest expense                                     (462)          (49) (J)           (24) (K)       (535)
Net gain on sales of assets                            18             -                                 18
Equity in income of affiliates                        132             -                                132
Other, net                                             49            (3) (M)                            46
                                             ------------   -----------       ------------       ---------
     Total other income (expense)                    (140)          (52)                              (216)
                                             ------------   -----------       ------------       ---------
Income From Continuing Operations Before
     Income Taxes and Minority Interest               388           127                                343
Provision (benefit) for income taxes                   56            52  (N)           (60) (O)         48
Minority Interest                                      60             -                                 60
                                             ------------   -----------       ------------       ---------
Income From Continuing Operations                    $272           $75                               $235
                                             ============   ===========       ============       =========

See Notes to Unaudited Pro Forma Financial Statements



                                                       Mirant Corporation
                                    Unaudited Pro Forma Consolidated Statement of Income (A)
                                              For the Year Ended December 31, 2000
                                                         (in millions)

                                                                       Carve-out
                                               Historical       PEPCO                              Mirant
                                                 Mirant       Generating         Pro Forma      Corporation
                                               Corporation      Assets          Adjustments      Pro Forma
                                            --------------------------------------------------------------

Operating Revenues                                $2,268        $1,217  (B)                         $3,485
Operating Expenses:
Cost of fuel, electricity and other products         937           738  (C)                          1,675
Maintenance                                          116           106  (D)                            222
Depreciation and amortization                        270            62  (E)            25  (F)         357
Selling, general, and administrative                 253            26  (G)                            279
Write-down of Assets                                  60             -                                  60
Other                                                188            86  (I)           210  (H)         484
                                              ----------   -----------       ------------       ----------
     Total operating expenses                      1,824         1,018                               3,077
                                              ----------   -----------       ------------       ----------
Operating Income                                     444           199                                 408
Other Income (Expense):
Interest income                                      172             -                                 172
Interest expense                                    (502)          (60) (J)           (27) (K)        (589)
Net gain on sales of assets                          313             -                                 313
Equity in income of affiliates                       111             1                 (1) (L)         111
Receivables recovery                                  64             -                                  64
Other, net                                            72            (2) (M)                             70
                                              ----------   -----------       ------------       ----------
     Total other income (expense)                    230           (61)                                141
                                              ----------   -----------       ------------       ----------
Income From Continuing Operations Before
     Income Taxes and Minority Interest              674           138                                 549
Provision (benefit) for income taxes                 129            54  (N)           (92) (O)          91
Minority Interest                                    183             -                                 183
                                              ----------   -----------       ------------       ----------
Income From Continuing Operations                   $362           $84                                $275
                                              ==========   ===========       ============       ==========

See Notes to Unaudited Pro Forma Financial Statements


                                                       Mirant Corporation
                                     Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                                       September 30, 2000
                                                          (in millions)
                                                                              (P)               Mirant
                                                          Mirant           Pro Forma         Corporation
                                                       Corporation        Adjustments         Pro Forma
                                                      ---------------  ------------------  -----------------
ASSETS
Total Current Assets                                       $4,212                $458             $4,670
Property, Plant and Equipment, net                          5,969               1,413              7,382
Noncurrent Assets:
Notes and other receivables, less provision for
uncollectibles of $30                                       1,814                   -              1,814
Goodwill, net of accumulated amortization of $202           2,256               1,306              3,562
Other noncurrent assets                                     3,464                 716              4,180
                                                     -------------  ------------------  -----------------
     Total noncurrent assets                                7,534               2,022              9,556
                                                     -------------  ------------------  -----------------
     Total assets                                         $17,715              $3,893            $21,608
                                                     =============  ==================  =================

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Short-term debt                                            $3,521                   -             $3,521
Accounts payable                                            1,978                   -              1,978
Other current liabilities                                   1,723               2,183              3,906
                                                     -------------  ------------------  -----------------
     Total current liabilities                              7,222               2,183              9,405
Noncurrent Liabilities:
Notes payable                                               4,102                   -              4,102
Other noncurrent liabilities                                2,789               1,710              4,499
                                                     -------------  ------------------  -----------------
     Total noncurrent liabilities                           6,891               1,710              8,601

Minority Interest in Subsidiary Companies                     675                   -                675

Stockholder's Equity
Additional paid in capital                                  2,687                   -              2,687
Other shareholder's equity                                    131                   -                131
Retained earnings                                             109                   -                109
                                                     -------------  ------------------  -----------------
     Total stockholders' equity                             2,927                   -              2,927
                                                     -------------  ------------------  -----------------
     Total liabilities and stockholder's equity           $17,715              $3,893            $21,608
                                                     =============  ==================  =================

See Notes to Unaudited Pro Forma Financial Statements

               Notes to Unaudited Pro Forma Financial Statements.

(A) The pro forma consolidated statements of income for the periods presented reflect the historical results of operations for Mirant and PEPCO's carved-out Maryland and Virginia generation assets acquired with adjustments related to the preliminary allocation of fair values for assets acquired and liabilities assumed.

(B) PEPCO non-fuel base rate revenue was allocated to the generation assets so that the earned rate of return among all of PEPCO's business segments (generation, transmission and distribution) was the same. Fuel revenue and other revenue was directly allocated to the generating assets to the extent they related to the assets.

(C) Fuel and interchange costs were assigned directly to the generating assets to the extent they related directly to the assets. Capacity purchase costs were assigned 100% to the generating assets.

(D) Maintenance costs were assigned directly to the generating assets to the extent they related directly to the assets.

(E) Depreciation and amortization expenses were assigned directly to the generating assets to the extent they related directly to the assets.

(F) To adjust depreciation expense and record goodwill and other intangibles amortization based on the preliminary estimated fair value of the net assets acquired. The acquired assets have a weighted average useful life of approximately 32 years. Goodwill and capacity addition rights are being amortized over 40 years, marketing and trading rights are being amortized over 40 years, and installed capacity credits are being amortized over 20 years.

(G) Operations costs were assigned directly to the generating assets to the extent they related directly to the assets.

(H) To record lease expense resulting from Mirant's operating leases for the Dickerson and Morgantown baseload facilities.

(I) Other operations maintenance costs that were corporate in nature were allocated to the generating assets based on the ratio of net generation property and plant to total PEPCO net property and plant.

(J) Net interest expense was allocated to the generating assets based on the ratio of net generation property and plant to total PEPCO net property and plant.

(K) To adjust interest expense on existing PEPCO debt that Mirant did not assume as part of the acquisition resulting in a reduction in interest for the nine months ended September 30, 2000 and twelve months ended December 31, 1999 of $49 million and $60 million, respectively.

    To record interest expense for the nine months ended September 30, 2000 and twelve months ended December 31, 1999 of $73 million and $87 million, respectively, assuming that the PEPCO generation assets were acquired with short-term borrowings at the Company's effective average borrowing rate of
    7.2 percent and 6.4 percent, respectively.

(L) To eliminate equity in income of PEPCO affiliates.

(M) Other taxes were assigned directly to the generating assets to the extent they related to the assets.

(N) Income taxes were allocated on the ratio of generating assets pro forma taxable income to total PEPCO taxable income.

(O) To reflect the estimated tax effect of the pro forma adjustments.

(P) To reflect balances related to the acquired PEPCO generating assets, excluding the assets subject to the leveraged lease transaction, at closing.

                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: February 28, 2001                              SOUTHERN ENERGY, INC.



                                                  By /s/ James A. Ward
                                                  ------------------------------
                                                  James A. Ward
                                                  Senior Vice President, Finance
                                                  And Accounting
                                                  (Principal Accounting Officer)